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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Directors of Unitrin, Inc.:

We consent to incorporation by reference in Registration Statements 33-58300 and 333-86935 of Unitrin, Inc., on Forms S-8 of our report dated June 12, 2001, relating to the statement of net assets available for plan benefits of the Unitrin, Inc. 401(k) Savings Plan (the "Plan") as of December 31, 2000, which report appears in the December 31, 2001 annual report on Form 11-K of the Plan.


                                   /s/ KPMG LLP

Chicago, Illinois
June 21, 2002